THE YARDS – INVESTOR DAY, JULY 2013 EXHIBIT 99.1

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INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS Statements made in this presentation that state the Company’s or management's intentions, hopes, beliefs, expectations or predictions of the future are forward- looking statements. It is important to note that the Company's future events and actual results, financial or otherwise, could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause future events or actual results to differ materially from those in the forward-looking statements are included in the “Risk Factors” section of the Company's SEC filings, including, but not limited to, the Company's Annual Report and quarterly reports. You are cautioned not to place undue reliance on such forward-looking statements. USE OF NON-GAAP MEASURES We frequently use the non‐GAAP measures of funds from operations (“FFO”), operating funds from operations (“Operating FFO”), comparable net operating income (“NOI”), and measures based on the pro‐rata consolidation method (“pro‐rata”) to explain operating performance and assist investors in evaluating our business. In addition, we present a schedule of components to assist investors in determining the “net asset value” (“NAV”) of the Company and an implied cap rate, also non-GAAP measures. For a more thorough discussion of FFO, Operating FFO, NOI, pro‐rata measures, and NAV, including how we reconcile these applicable measures to their GAAP counterparts, please refer to the Supplemental Package furnished to the SEC on Form 8‐K on June 4, 2013. Copies of our quarterly and annual Supplemental Packages can be found on our website at www.forestcity.net, or on the SEC’s website at www.sec.gov. 3

University Park at MIT Cambridge, Massachusetts This award winning 28-acre, mixed-use campus was started by Forest City in the 1980’s and is immediately adjacent to the Massachusetts Institute of Technology in Cambridge. The 2.5 million s.f. project includes a 210 room hotel, 674 residential units, a grocery store, restaurants and retail, in addition to 11 life science buildings. 4

Drive operational excellence through all aspects of our company Focus on core markets and products as we develop, own and operate a high- quality portfolio Build a strong, sustaining capital structure, improved balance sheet and debt metrics OUR 2012-2015 STRATEGIC PLAN 5 CAPABILITY - ADAPTABILITY - ACCOUNTABILITY

COMPANY PROFILE Founded in 1920 and traded publically since 1960, Cleveland based Forest City is known nationally as a property owner, manager, and developer of some of the largest and most prestigious real estate projects in the country. Forest City’s diverse portfolio includes hundreds of premier properties located throughout the United States. With a focus on Core Markets – the New York City metropolitan area, Boston, Greater Washington, D.C., Denver, Los Angeles, San Francisco, Dallas, Philadelphia and Chicago – we have overcome high barriers to entry and developed a unique franchise. Each of these core markets are great urban centers with strong demographics and superior growth potential. 6

OUR MISSION Forest City is a leading owner, operator, and developer of distinctive and diversified real estate projects in select core markets, which create value for our customers, shareholders, and communities through place creation, sustainable practices, and a long-term investment perspective. We operate by developing meaningful relationships and leveraging our entrepreneurial capabilities with creative and talented associates who embrace our core values. OUR VISION To be the real estate leader and partner-of-choice in creating distinctive places to live, work, and shop. 7

RECENT ANNOUNCEMENTS  Issuance of $250 million , 3.625% Convertible Senior Notes due 2020 (additional $50 million overallotment to close on July 24, 2013)  Announced intended redemption of outstanding 6.500% Senior Notes due 2017  Announced termination of put rights associated with the 3.625% Puttable Equity-Linked Senior Notes due 2014  Expanded credit facility to $500 Million  Named master developer for Cornell NYC Tech Campus  Announced strategic capital partnership with QIC to form a joint venture in eight regional malls  Multifamily Development Equity Fund formed in partnership with Arizona State Retirement System 8

OFFERING OF $300 MILLION, 3.625% CONVERTIBLE SENIOR NOTES  GOAL: Continue to build a strong, sustaining capital structure, strategically taking advantage of opportunities to de-lever and reduce interest expense, while improving our debt metrics.  STATUS: Announced on July 19, 2013 the closing of our offering of $250 million aggregate principal amount of 3.625% Convertible Senior Notes due 2020 (the “2020 Notes”). Received notice on July 22, 2013 that the Initial Purchasers had elected to exercise their overallotment option for an additional $50 million in aggregate principal amount of the 2020 Notes, expected to close on July 24, 2013, bringing the total net proceeds to approximately $291 million. Forest City intends to use the net proceeds from this offering to repay the outstanding balance of its 6.500% Senior Notes due 2017, approximately $132 million, and to reduce other outstanding debt.  IMPACT: The transaction reflects our continued focus on improving our debt metrics, specifically our fixed charge cover ratio, through paying down outstanding debt with issuances at a lower coupon rate. 9

ANNOUNCED REDEMPTION OF OUTSTANDING 6.50% SENIOR NOTES DUE 2017 10  GOAL: Continue to build a strong, sustaining capital structure, strategically taking advantage of opportunities to de-lever and reduce interest expense, while improving our debt metrics.  STATUS: On July 22, 2013 Forest City announced that it has provided notice of its intention to redeem all of its outstanding 6.500% Senior Notes due 2017 (the “Notes”). Approximately $132.1 million aggregate principal amount of the Notes are currently outstanding. Funding for the redemption comes primarily from the company’s previously announced offering of $250 million aggregate principal amount of 3.625% Convertible Senior Notes due 2020, which closed on July 19, 2013.  IMPACT: The completion of this transactions supports our continued focus on reducing debt and improving our balance sheet.

NOTEHOLDER ACTIONS RELATED TO TERMINATION OF PUT RIGHTS ON SENIOR NOTES DUE 2014  GOAL: Continue to build a strong, sustaining capital structure, strategically taking advantage of opportunities to de-lever and reduce interest expense, while improving our debt metrics.  STATUS: As previously announced, holders had through June 20, 2013, to put their 3.625% Puttable Equity-Linked Senior Notes due 2014 to the company and receive 68.7758 shares of the company’s Class A common stock per $1,000 principal amount of Notes, together with a cash payment for interest payable on such notes through October 14, 2013 and in lieu of fractional shares. Approximately $60.0 million aggregate principal amount of the Notes were put to the company, for which holders received a total of approximately 4.1 million shares of the company’s Class A common stock, together with approximately $1.1 million for interest payable. After the transaction, approximately $1.1 million aggregate principal amount of the Notes remain outstanding.  IMPACT: The completion of these transactions support our continued focus on reducing debt and improving our balance sheet. 11

EXPANDED CREDIT FACILITY TO $500 MILLION  GOAL: Continue to build a strong, sustaining capital structure by maintaining appropriate liquidity levels and providing more favorable pricing and greater flexibility in our revolving credit facility terms.  STATUS: On July 8, 2013, we exercised the accordion feature on our existing revolving credit agreement and increased the total size of the facility to $500 million. The expansion reflects the addition of Citibank N.A. to the bank group, as well as increased commitments from KeyBank National Association and PNC Bank, National Association, both of which were already part of the facility.  IMPACT: Provides additional liquidity and flexibility to meet our strategic goals. Also, it reflects the continuing confidence of our bank group in the company and our strategic direction. 12

NAMED MASTER DEVELOPER FOR CORNELL NYC TECH CAMPUS  GOAL: To be the real estate developer of choice, in large, transformative projects in core markets.  STATUS: On June 25, 2013, Forest City Ratner Companies announced it was selected as master developer for the first phases of Cornell NYC Tech, an innovation campus located on Roosevelt Island in New York City.  PROJECT: The campus will bring together industry and academia in a way that fuses scientific and academic excellence with real-world applications and entrepreneurship, at full build out the project will consist of approximately 2.1 million SF (10 buildings). A key project for the campus, will be a “corporate co-location” building with up to 200,000 SF of flex/office space. The building will be anchored by Cornell and will house a mix of tech, research and entrepreneurial tenants. Forest City will develop the building, which will be designed by the award-winning architecture firm of WEISS/MANFREDI.  IMPACT: In addition to being selected as the master developer, Forest City will serve as fee-developer for the first academic building (150,000 SF), open space and related infrastructure also planned for the first phase of the campus, which is expected to be completed in 2017. 13

QIC STRATEGIC CAPITAL PARTNERSHIP  GOAL: Securing strategic capital partners to invest with us in both existing assets and new opportunities.  STATUS: On June 3, 2013 Forest City and QIC announced the signing of an agreement to form joint ventures to recapitalize and invest in a portfolio of eight of Forest City’s regional retail malls. Final closing of the joint ventures is anticipated before the end of the company’s fiscal third quarter. B2 BKLN, a 363-unit apartment building in Brooklyn, NY and 2175 Market Street, a 88-unit building in San Francisco, CA, are the first two buildings to be included in the fund.  JOINT VENTURE: Forest City will retain 51 percent interest and QIC will acquire 49 percent interest in the overall joint venture, with ownership of the individual properties varying based on existing partnerships at a number of the malls. Forest City will continue to be responsible for leasing, operations, marketing, financing, development services and asset management of the properties.  IMPACT: The transaction values the eight properties at a total of approximately $2.05 billion, representing a cap rate of approximately 5.75 percent on forecasted 2013 net operating income. Sales at the eight malls currently average approximately $500 per square foot, on a rolling 12-month basis. Upon closing, Forest City expects to raise cash liquidity of approximately $330 million, after transaction costs. We anticipate the cash liquidity expected to be raised will allow Forest City to redeem the 7.375% Senior Notes due 2034, approximately $225 million. 14

MULTIFAMILY DEVELOPMENT EQUITY FUND  GOAL: Secure strategic capital partnerships to activate existing entitlement, accelerate growth, mitigate risk and enhance value creation.  STATUS: Closed on a strategic capital partnership with Arizona State Retirement System (“ASRS”) in December, 2012. The $400 million equity fund will invest in multifamily development in five core markets: New York City, Washington, D.C., Philadelphia, Los Angeles, and San Francisco.  SELECTION: Forest City was chosen by ASRS based on development expertise, a visible pipeline of opportunities, as well as engagement in communities where we do business.  FUNDING: 75% ASRS, 25% Forest City  IMPACT: Equity to be paired with project financing for an estimated aggregate development investment of $800 million – $1 billion. 15

• Efficient tax strategies = minimal cash taxes • Multi-product & mixed-use projects • Greater flexibility to retain, invest, and distribute cash • Only 11% of debt is corporate recourse debt; all property-level debt is non-recourse TYPICAL REIT • REIT legal structure provides tax benefit • Focus on a single product type • Must distribute 90% of taxable income to shareholders • Higher percentage of debt is unsecured corporate (recourse) debt FOREST CITY FOREST CITY/REIT COMPARISON While Forest City is similar to a typical REIT in many ways, there are important differences 16

Foundry Lofts Washington, D.C. This adaptive reuse residential building features 137 loft apartments and 33 penthouse suites. Located at The Yards mixed-use development, this building offers views of the riverfront, the Washington National’s ballpark and even Capitol Hill. 17

BALANCED, DIVERSE NOI SOURCES (1) Includes limited-distribution subsidized senior housing. (2) Includes write-offs of abandoned development projects, non-capitalizable development costs, and unallocated management and service company overhead, net of tax credit income. (3) Includes Richmond, Virginia. (4) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets. 18 NOI by Product Type: 168,855$ NOI by Market 163,088$ Non-recurring land sales 8,927 Non-recurring land sales 8,927 Arena 2,475 Arena 2,475 The Nets (2,981) The Nets (2,981) Corporate Activities (14,123) Corporate Activities (14,123) Other (2) (13,322) Other (2) (13,322) Military Housing 5,767 Grand Total NOI 149,831$ Grand Total NOI 149,831$ Three Months Ended April 30, 2013Three Months Ended April 30, 2013 Net Operating Income by Product Type Pro-Rata Consolidation (dollars in thousands) Net Operating Income by Core Market Pro-Rata Consolidation (dollars in thousands) Retail $60,886 36.0% Office $56,360 33.4% Apartments (1) $40,713 24.1% Military Housing $5,767 3.4% Hotels $1,278 0.8% Land $3,851 2.3% New York City $49,400 30.3% Los Angeles $16,389 10.0% Greater Washington, D.C.(3) $15,975 9.8% Boston $10,847 6.6% Greater San Francisco $10,783 6.6% Denver $8,875 5.4% Philadelphia $6,130 3.8% Chicago $5,474 3.4% Dallas $1,300 0.8% Non-Core Markets $25,747 15.8% Regional Malls(4) $12,168 7.5%

NOI BY PRODUCT TYPE AND MARKET(1) (1) Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. (2) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets. 19 Three Months Ended April 30, 2013 New York City 54% 22% 13% 30.3% Los Angeles 0% 23% 5% 10.0% Washington DC 10% 10% 13% 9.8% Boston 16% 0% 6% 6.6% San Francisco 2% 10% 9% 6.6% Denver 0% 6% 4% 5.4% Philadelphia 2% 2% 10% 3.8% Chicago 2% 2% 9% 3.4% Dallas 0% 0% 4% 0.8% Regional Malls (2) 0% 20% 0% 7.5% Total "Core NOI" 84.2% Cleveland 10% 2% 20% Pittsburgh 3% 2% 1% Florida 0% 0% 1% Other Markets 1% 1% 5% Non-Core Market NOI 15.8% 100% 100% 100% 100.0% Total NOI by Market Office Retail Apartments

NOI BY MARKET AND PRODUCT TYPE(1) (1) Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. 20 Three Months Ended April 30, 2013 Office Retail Apartments SUM New York City 62% 28% 10% 100% Los Angeles 0% 90% 10% 100% Washington DC 34% 38% 28% 100% Boston 80% 0% 20% 100% San Francisco 9% 59% 32% 100% Denver 5% 70% 25% 100% Philadelphia 21% 23% 56% 100% Chicago 15% 25% 60% 100% Dallas 0% 0% 100% 100% Cleveland 39% 7% 54% 100% Pittsburgh 27% 69% 4% 100% Florida 0% 86% 14% 100% Las Vegas 0% 100% 0% 100% Other Markets 9% 60% 31% 100% 36% 41% 23% 100%

RECENTLY OPENED: BARCLAYS CENTER  Opened in September, 2012 and located in Brooklyn, New York, Barclays Center is a state-of-the-art sports and entertainment venue and the anchor of our Atlantic Yards mixed-use project.  84% of forecasted contractually obligated revenues currently under contract.  The 670,000 square foot LEED designed arena is the home to Brooklyn Nets basketball (NBA), future home of the New York Islanders (NHL), and is expected to host more than 200 cultural and sporting events annually.  Has already welcomed approximately 1.9 million visitors for a wide variety of sports and entertainment events, including 60 sold-out events as of July 14, 2013. 21

RECENTLY OPENED: THE CONTINENTAL 22  Located in Dallas, Texas  Opened: Q1 – 2013  203 Unit Apartment Building  Located at our Mercantile Place on Main development  Forest City now has more than 700 apartments in downtown Dallas located at Mercantile Place on Main, Wilson Building and The Continental.

UNDER CONSTRUCTION: B2 BKLYN  First residential tower at Atlantic Yards, immediately adjacent to Barclays Center  Construction began Q4 2012  Anticipated opening of Q2 2014  Will be built using modular construction  32 Floors, 322’ tall  363 Units: 50% Below Market/50% Market Rate  4,000 SF of ground floor retail  Full Service Building with luxury amenities  Expected to achieve LEED Silver certification 23

ATLANTIC YARDS DEVELOPMENT: PROJECT PLAN  6,400 Residential Units  2,250 Affordable Units  Transit and Infrastructure Improvements  LEED Certified & Sustainable Development  FC cash investment of approximately $500 million B2 24

Charleston Town Center Charleston, WV This premier shopping and dining destination features over 130 specialty shops on three levels. Located in downtown Charleston, adjacent to the Charleston Civic Center, the center is just minutes from the interstate, Yeager Airport and 1,500 hotel rooms. In 2012, Forest City made major renovations, resulting operating efficiencies and improved customer experience. 25

Pro-Rata Consolidation (Dollars in thousands) Q1 2013 Q1 2012 Comparable NOI - Total 143,494$ -1.9% 146,249$ Comparable NOI - Office 55,846$ -6.0% 59,425$ Comparable NOI - Retail 53,395$ 0.5% 53,131$ Comparable NOI - Residential 34,253$ 1.7% 33,693$ Total "Core NOI" 137,341$ -0.3% 137,786$ Funds From Operations 53,143$ -40.4% 89,152$ Operating Funds From Operations 31,635$ -45.4% 57,910$ April 30, 2013 January 31, 2013 Total Mortgage debt and notes payable, nonrecourse 7,256,712$ -0.6% 7,297,685$ Total Projects under Construction & Development 1,116,848$ -1.9% 1,138,497$ % Change % Change Q1 2013 RESULTS - AT A GLANCE 26 “Despite a mixed first quarter with many moving pieces, we continue to see solid underlying fundamentals across our portfolio and in our core markets. We are confident in our outlook for 2013” – David LaRue, President and CEO

Q1 2013 RESULTS - AT A GLANCE

We are committed to execute on our strategy of operational excellence

	Q1 2013	% Change	Q1 2012
FCE Regional Mall Sales per square foot (PSF) (Rolling 12-month basis)	$ 476	4.4%	$ 456
Residential Total Comparable Monthly Average Rental Rates	$ 1,284	4.1%	$ 1,233
	Contractual Rent PSF (1)(2)	% Change	Prior Rent PSF (1)(2)
12 Month Regional Mall Leasing Spread PSF (New vs Expiring)	$ 52.21	14.7%	$ 45.53
12 Month Office Leasing Spread PSF (New vs Expiring)	$ 42.71	10.9%	$ 38.51

(1) Retail and Office contractual rent per square foot includes base rent, fixed additional charges for common area maintenance and real estate taxes. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. Beginning in the first quarter of 2013, we included real estate taxes in the rental rate comparisons. Prior rent comparisons were adjusted for comparability purposes.

(2) For all new leases, contractual rent per square foot is the new base rate as of rental commencement. For all expiring leases, contractual rent per square foot is the base rate at the time of expiration, plus any applicable escalations.

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OFFICE PORTFOLIO OVERVIEW  47 properties, 13.0M s.f. in conventional and life science office  Concentrations in New York and Boston  Key properties: – New York Times, Manhattan (shown) – University Park at MIT, Cambridge – MetroTech Center, Brooklyn The New York Times headquarters, Manhattan, New York 28 91.5% 91.4% 90.4% 89.5% 91.0% 80.0% 85.0% 90.0% 95.0% 100.0% April 30, 2012 July 31, 2012 October 31, 2012 January 31, 2013 April 30, 2013 Office Comparable Occupancy Recap For the three months ended:

APARTMENT PORTFOLIO OVERVIEW  121 apartment communities, 34,110 total units (24,209 at pro-rata)  Key properties: – 8 Spruce Street, Manhattan – DKLB BKLN, Brooklyn – Foundry Lofts, Washington D.C. – Metro 417, Los Angeles (shown) – Presidio Landmark, San Francisco Metro 417, Los Angeles 29 94.9% 94.8% 94.7% 94.7% 94.5% 80.0% 85.0% 90.0% 95.0% 100.0% April 30, 2012 July 31, 2012 October 31, 2012 January 31, 2013 April 30, 2013 Residential Comparable Occupancy Recap For the three months ended:

RETAIL PORTFOLIO OVERVIEW  45 centers, 24.1M total s.f., 14.7M GLA  Enclosed regional malls, open-air lifestyle centers, big-box/power centers, specialty centers  Key properties: – San Francisco Centre/ The Emporium – Short Pump Town Center, Richmond – Victoria Gardens, Rancho Cucamonga, CA – Westchester’s Ridge Hill, New York (Shown) – 42nd Street, New York Westchester’s Ridge Hill, Yonkers, New York (1) All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data in the Company's supplemental package. In addition, the data is presented on a one-month lag to be consistent with the calendar year end of our tenants. 30 $456 $461 $465 $470 $476 $400 $440 $480 April 30, 2012 July 31, 2012 October 31, 2012 January 31, 2013 April 30, 2013 FCE Regional Mall Sales per Square Foot (1) Rolling 12-month basis for the periods presented

STAPLETON 31 Located on the site of Denver’s former international airport, Stapleton is one of the largest urban redevelopments in the United States. Forest City was named Master Developer in 1998; construction began in 2001. In 2011, a new interchange opened on Interstate 70 in Denver that greatly enhances access to Stapleton, particularly the northern portion of the project, opening the area for additional development. 2012 marked the tenth anniversary of the first residents moving into Stapleton. Today, this 4,700-acre, mixed use community is home to an estimated 15,000 residents and includes 4,700 homes, 779 rental apartments, 2.1 million s.f. of retail, nearly 400,000 s.f. of office space, 1.2 million s.f. of flex/R&D space, 9 schools, and 800 acres of parks, open space and trails. Of the total acreage designated for development at Stapleton, Forest City has acquired 1,800 acres to date, with 1,062 acres remaining for future development. Recent openings and current projects under development can be found in the supplemental package furnished to the SEC on Form 8-K on June 4, 2013.

32 8 Spruce Street New York City (Lower Manhattan), New York 8 Spruce Street is the tallest residential building in North America (76 stories, 899 units). Designed by renowned architect Frank Gehry, the rental apartment building includes a pre-k through 8th grade school, and an ambulatory care facility for New York Downtown Hospital.

33 * The impact of the following recent announcements and anticipated debt reductions have been included in the bridge above:  Includes the reduction of approximately $60 million of 3.625% Puttable Equity-Linked Senior Notes due 2014 due to noteholder actions.  On July 19, 2013 Forest City announced the closing of $250 million of 3.625% Convertible Senior Notes due 2020 (the “2020 Notes”). On July 22, 2013 Forest City received notice that the Initial Purchasers had elected to exercise their overallotment option for an additional $50 million in aggregate principal amount of the 2020 Notes, expected to close on July 24, 2013. The intended use of proceeds from the 2020 Notes will be used to repay the outstanding balance of the 6.500% Senior Notes due 2017, approximately $132 million, and to reduce other outstanding debt.  We anticipate the cash liquidity expected to be raised from the QIC strategic capital partnership will allow us to redeem the 7.375% Senior Notes due 2034, approximately $225 million. †Weighted Average Interest Rate of Senior and Subordinated Debt SENIOR AND SUBORDINATED DEBT AND PREFERRED EQUITY BRIDGE 2013 YTD vs. 2009 Year End (in millions) $1,084 $701 564 511 178 870 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 2009 Year End Issuing New Convertible Debt/Preferred Equity Converting Debt/Preferred to Equity Debt Paydowns/Buybacks Exchanging Straight Debt for Conv Debt/Preferred 2013 Year to Date Actively Accessing the Capital Markets Wtd Average Int Rate† 5.8% Wtd Average Int Rate† 4.0% *

34 ADDRESSING RECOURSE DEBT MATURITIES 50 0 50 0 1 5 0 35 0 30 0 70 1 50 0 10 5 2 9 20 0 3 0 0 20 0 15 0 10 0 1,58 4 0 200 400 600 800 1,000 1,200 1,400 1,600 2010 2011 2012 2013 2014 2015 2016 2017 2018 2020 2034 Total Millions ($ ) Change in Recourse Debt Capacity – 2013 YTD Compared to YE 2009 2013 YTD Revolving Credit Facility Maturities 2013 YTD Convertible Debt Maturities 1/31/10 Debt & Revolving Credit Facility Maturities * * The impact of the following recent announcements and anticipated debt reductions have been included in the graph above:  On July 8, 2013 Forest City exercised the accordion feature on their existing revolving credit agreement and increased the total size of the facility to $500 million.  Includes the reduction of approximately $60 million of 3.625% Puttable Equity-Linked Senior Notes due 2014 due to noteholder actions.  On July 19, 2013 Forest City announced the closing of $250 million of 3.625% Convertible Senior Notes due 2020 (the “2020 Notes”). On July 22, 2013 Forest City received notice that the Initial Purchasers had elected to exercise their overallotment option for an additional $50 million in aggregate principal amount of the 2020 Notes, expected to close on July 24, 2013. The intended use of proceeds from the 2020 Notes will be used to repay the outstanding balance of the 6.500% Senior Notes due 2017, approximately $132 million, and to reduce other outstanding debt.  We anticipate the cash liquidity expected to be raised from the QIC strategic capital partnership will allow us to redeem the 7.375% Senior Notes due 2034, approximately $225 million.

NET ASSET VALUE DISCLOSURE *

Net Asset Value Components - April 30, 2013					
Completed Rental Properties ("CRP")					
(Dollars in millions at pro-rata)	**Q1 2013 NOI [1]**	**Net Stabilized Adjustments [2]**	**Stabilized NOI**	**Annualized Stabilized NOI [3]**	**Nonrecourse Debt [4]**
Commercial Real Estate	**A**	**B**	**=A+B**		
Retail					
Regional Malls	$ 45.2	$ (3.3)	$ 41.9	$ 167.6	$ (2,145.4)
Specialty Retail Centers	15.7	(0.3)	15.4	61.6	(614.2)
Subtotal Retail	$ 60.9	$ (3.6)	$ 57.3	$ 229.2	$ (2,759.6)
Office					
Life Science Office	$ 13.0	$ -	$ 13.0	$ 52.0	$ (394.0)
New York Office	31.3	3.2	34.5	138.0	(1,404.9)
Central Business District	8.0	—	8.0	32.0	(131.4)
Suburban/Other Office	4.1	—	4.1	16.4	(161.1)
Subtotal Office	$ 56.4	$ 3.2	$ 59.6	$ 238.4	$ (2,091.4)
Hotels	$ 1.3	$ 1.4	$ 2.7	$ 11.0	$ (66.5)
Arena	$ 2.5	$ 7.1	$ 9.6	$ 38.5	$ (139.6)
Residential Real Estate					
Apartments	$ 36.9	$ 2.3	$ 39.2	$ 156.8	$ (1,709.4)
Subsidized Senior Housing	$ 3.8	$ 0.3	$ 4.1	$ 16.4	$ (117.0)
Military Housing	$ 5.7	$ (1.9)	$ 3.8	$ 15.0	$ (54.1)
Subtotal Rental Properties	$ 167.5	$ 8.8	$ 176.3	$ 705.3	$ (6,937.6)
Other	(3.1)	(5.6)	(8.7)	(35.0)	—
Total Rental Properties	$ 164.4	$ 3.2	$ 167.6	$ 670.3	$ (6,937.6)
Development Pipeline Debt Adjustment [5]	—	—	—	—	469.0
Adjusted Total Rental Properties	$ 164.4	$ 3.2	$ 167.6	$ 670.3	$ (6,468.6)

* Footnotes provided in the supplemental package furnished to the SEC on Form 8-K on June 4, 2013.

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NET ASSET VALUE DISCLOSURE *

As of April 30, 2013

(Dollars in millions at pro-rata)	Book Value [4]	Nonrecourse Debt [4]	Net Book Value
Development Pipeline			
Westchester's Ridge Hill (Adjusted for amounts included in CRP) [5]	$ 904.7	$ (469.0)	$ 435.7
Projects under construction	$ 158.1	$ (106.7)	$ 51.4
Adjusted projects under construction	$ 1,062.8	$ (575.7)	$ 487.1
Projects under development	$ 958.8	$ (193.2)	$ 765.6
Land held for development and sale	$ 61.6	$ (8.4)	$ 53.2
			$ 1,305.9
Other Tangible Assets			
Cash and equivalents	$ 286.6		$ 286.6
Restricted cash and escrowed funds	$ 405.2		$ 405.2
Notes and accounts receivable, net [6]	$ 455.5		$ 455.5
Net investments and advances to unconsolidated entities	$ 188.7		$ 188.7
Prepaid expenses and other deferred costs, net	$ 230.4		$ 230.4
Land held for divestiture	$ 11.5	$ (10.9)	$ 0.6
			$ 1,567.0
Recourse Debt and Other Liabilities			
Bank revolving credit facility	$ (45.0)		$ (45.0)
Senior and subordinated debt	$ (841.3)		$ (841.3)
Less: convertible debt	$ 461.0		$ 461.0
Construction payables	$ (112.7)		$ (112.7)
Operating accounts payable and accrued expenses [7]	$ (753.7)		$ (753.7)
			$ (1,291.7)
Weighted Average Shares Outstanding - Diluted			
Number of shares for the three months ended April 30, 2013 (In millions)	222.5		

* Footnotes provided in the supplemental package furnished to the SEC on Form 8-K on June 4, 2013.

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37 Development Pipeline 100% of Pro Rata Cost Development Pipeline 0% of Pro Rata Cost FCE.A Stock Price as of 7/17/2013 A 18.33$ 18.33$ Wtd. Avg Shares Outstanding - Diluted B 222.5 222.5 Market Capitalization AXB= C 4,078.4$ 4,078.4$ Net Book Value of Development Pipeline 1,305.9$ -$ Net Book Value of Other Tangible Assets 1,567.0 1,567.0 Net Book Value of Recourse Debt and Other Liabilities (1,291.7) (1,291.7) D 1,581.2$ 275.3$ Implied Equity Value of Completed Rental Properties =C-D 2,497.2$ 3,803.1$ Book Value of Adjusted Rental Properties Nonrecourse Debt 6,468.6 6,468.6 Implied Gross Value of Completed Rental Properties 8,965.8$ 10,271.7$ Annualized Stabilized NOI for Completed Rental Properties 670.3$ 670.3$ Implied Cap Rate 7.5% 6.5% IMPLIED CAP RATE THROUGH OUR NET ASSET VALUE DISCLOSURE (Dollars in millions, except share price)

FOCUS: WASHINGTON D.C. THE YARDS – INVESTOR DAY, JULY 2013 38

THE YARDS: VIDEO TOUR 39

Strengths of the Metro Statistical Area (DC-VA- MD)  Economy – A more balanced employment market in process • 2010: Private Sector = 56% of job market; Federal Govt.= 40% • 2017: Private Sector= 63% of job market; Federal Govt. = 30% – Low volatility – Median Household Income: $93,180  Employment – 2nd lowest unemployment of 15 largest metro areas in US (5.0%); – Estimated 56,200 payroll jobs to be added annually to DC Metro economy over next 5 years (2013-2017)  Education – #1 in education levels in US – #1 in women’s education levels in US – #1 in weekly women’s wages in US  Half of the District’s population growth between 2010-2012 is from an influx of 25-34 year olds, known as Echo Boomers (15,177 out of 30,600)  The nation’s top concentrations of Echo Boomers includes three areas in the Washington region – #1 Arlington Co., VA; #3 Alexandria City, VA; #5 District of Columbia MARKET OVERVIEW: WASHINGTON D.C. 40 Sources: Delta Associates Washington Area Apt. Market Study 7/16/13; Noell Consulting Group, May 2013; U.S. Census Bureau; The American Association of University Women; George Mason Univ. Center for Regional Analysis, 6/25/13; Cassidy & Turley 1st Qtr. 2013 Multifamily Snapshot; The Washington Post: Echo Boomers head to Washington 6/21/2013 (graphic included)

MARKET OVERVIEW: WASHINGTON D.C.

Market Advantages

- "Long-term prospects remain extremely bright" given lifestyle, economic and demographic trends
- Renters want amenities: urbanity, walkability, and access to restaurants & bars, proximity to work/public transportation.
  - Trending to younger and more affluent renters over the last decade
- DC is an "it" place for Gen Y'ers and Millennials
- Apartment vacancy rate of ~4.0%; only major markets with lower vacancy rate are LA and NYC
- With 3.1 million payroll jobs, the Washington metro area ranks as the fourth-largest job market among metro areas, behind NYC, the LA Basin and Chicago

Sources: Delta Associates: Mid-Atlantic Class A Apartment Market Report Year End 2012 and Washington Area Apt. Market Study 7/16/13; and Noell Consulting Group, May 2013;

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DC: Class A Apartment Market:  Strong absorption levels: Since recovery began in 2010, the DC region has rented over 24,000 apt. units while only 14,000 new apt. units came online during the same period – In Q1 2013 the Metro DC market absorbed 1,550 units—a quarterly pace observed of the last 3 years  Rents in Q4 2012 vs Q1 2013 have held steady in the metro market  3.75% Metro Average Rent Growth over past 5 years  To date, sequestration has been a non-factor in the DC Metro Market  Percentage of single person households in DC—45%; higher than NYC, Boston, Chicago, LA, SF, Houston, Denver and Seattle MARKET OVERVIEW: WASHINGTON D.C. 42 Sources: Delta Associates: Washington Area Apt. Market Study 7/16/13; Cassidy & Turley 1st Qtr. 2013 Multifamily Snapshot;

THE CAPITOL RIVERFRONT SUB-MARKET 43

CAPITOL RIVERFRONT SUB-MARKET  37 million SF at full build out  7.2 million SF of office space already completed; 15 million at full build out  226,000 SF of retail space already completed; 950,000 at full build out  Over 3,000 residential units; 10,900 at full build out  35,000 daytime employees currently  4,000 residents and growing  9 acres of parks (5.5 acres in The Yards Park)  2.6 million total visitors annually (including Nationals baseball attendance)  20+ restaurants (nearly half of those to open in The Yards)  50,000 SF of retail leases signed in 2012 Source: Capitol Riverfront Business Improvement District 44

THE YARDS DEVELOPMENT: SITE PLAN

In total, a 42-acre mixed-use project in the Neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District of Washington, D.C. Expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space.


Foundry Lofts Apts.
Residential/Retail
Completed Late 2011
95% Leased
Boilermaker Shops
Retail/Office
Opened Q4-2012
Twelve12
218 units of residential
over grocery store
Opening Q3-2014
Parcel H
(Entitled
Future
Residential)
Parcel N
Residential/Retail
Opening 2015
DC Water
Parcels
(Potential Future
Development)
Lumber Shed
Dining/Office
Expected Opening Q3-2013
Riverfront Park (5.5 Acres)
Completed Fall 2010
USDOT HEADQUARTERS
USDOT HEADQUARTERS
TINGEY STREET SE
WATER STREET SE
N STREET SE
QUANDER STREET SE
NATIONALS BALLPARK
ANACOSTIA RIVER
Retail
Residential
Office
theyards

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RECENTLY OPENED: BOILERMAKER SHOPS 46  Opened Q4 2012; tenant openings ongoing  A 39,000 s.f. adaptive reuse project  Ground level retail and mezzanine office space a former industrial building at the historic Navy Yard  63% lease commitment

FOUNDRY LOFTS  170 units, including 33 two-level penthouse suites  Market rate and affordable units  Completed Dec. 2011; adaptive reuse of former Navy Yard industrial building  Fastest lease-up in company history  95% Leased 47

UNDER CONSTRUCTION: LUMBER SHED  32,000 s.f. mixed-use office building with street-level restaurants  80% lease commitment  Q3-2013 anticipated opening TWELVE12  A mixed-use project with 218 rental apartments above 88,000 SF of street level retail, including a 50,000 SF grocery store and a 28,000 SF fitness center  90% lease commitment (retail)  Q3-14 anticipated opening 48

IN DEVELOPMENT: Parcel N Residential  327 apartment units; 11 floors  20,000 SF of ground floor retail  Designed by Robert A.M. Stern Architects  Construction expected to begin fall 2013  2015 anticipated opening  Anticipated investment by ASRS 49

WATERFRONT STATION

- Both first phase office buildings (520,000 SF total) fully leased; sold to USAA in spring 2011; 85,000 SF of first phase retail
- MetroRail station onsite
- Two additional future office pads on M St. SW

Anticipated Next Phase:

- 365 apartment units; 11 floors; includes direct-entry ground floor townhouse units
- Projected delivery: 2016





▲ 1001 4th St. W

▼ First phase office buildings & metro station



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Future Potential Development: BALLSTON CENTER  A major redevelopment/repositioning opportunity of an existing asset in Arlington VA  Retail:  Reconfiguration/updating including improved circulation, sight lines & updated materials, finishes and amenities  Significant upgrading of tenant mix targeting restaurants, entertainment and neighborhood support uses  Improved street presence by creating numerous street-facing store entrances  Office: Acquisition/upgrading of three levels of existing office space located above the existing Macy’s Department Store  Residential: 306 units of rental residential with a street-level lobby entrance  Ballston sub-market average income: $125,000/yr. 51

DC METRO EXISTING PROPERTIES 52

EXISTING DC-METRO PROPERTIES  The Grand – North Bethesda, MD – 549 units  Lenox Park – Silver Spring, MD – 406 units  Lenox Club – Arlington, VA – 385 units  1,340 DC-area apt. units owned in partnership with The Bernstein Companies  All properties managed/operated by FCE 53

THE YARDS – INVESTOR DAY, JULY 2013 Forest City Enterprises, Inc., is an NYSE-listed national real estate company with $10.6 billion in total assets (4/30/2013). The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. Founded in 1920 and based in Cleveland, Ohio, Forest City’s diverse portfolio includes hundreds of premier properties located throughout the United States. We are especially active in our Core Markets – New York City, Boston, Greater Washington, D.C./Baltimore, Denver, Los Angeles, Greater San Francisco, Dallas, Philadelphia and Chicago – where we have overcome high barriers to entry and developed a unique franchise. These are great urban markets with strong demographics and good growth potential. Investor Relations Contacts: Jeff Frericks 216-416-3546 jeffreyfrericks@forestcity.net Dale Koler 216-416-3341 dalekoler@forestcity.net